Exhibit (p)(6)

CODE OF ETHICS

CANDRIAM

BELGIUM/FRANCE/LUXEMBOURG

Drafted by	Compliance
Validated by	Group Strategic Committee/Board of Directors
Sent to	All Candriam Staff
Creation date	7 June 2015
Update date (if relevant)	1st of January 2018 for Candriam Belgium and Candriam Luxemburg. 22nd of January 2018 for Candriam France.

Table of contents

1	INTRODUCTION	2

2	DEFINITIONS	2

3	STATEMENT OF GENERAL PRINCIPLES	3

4	PROHIBITION ON INSIDER DEALING AND MARKET MANIPULATION	4

5	AUTHORIZED PERSONAL ACCOUNT DEALINGS FOR ALL STAFF MEMBERS	5

6	AUTHORIZED PERSONAL ACCOUNT DEALINGS FOR COVERED PERSONS	5

7	GENERAL REQUIREMENTS REGARDING PAD – CANDRIAM ALL STAFF MEMBERS	6

8	ADDITIONAL REQUIREMENTS REGARDING PAD – COVERED PERSONS	8

9	US REGISTERED REPRESENTATIVES	8

10	CANDRIAM’S BOARD OF DIRECTORS	8

11	MISCELLANEOUS	9

12	U.S. EMPLOYEE BENEFIT PLANS AND ERISA	10

13	DATA PROTECTION	11

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1 INTRODUCTION

This Code of Ethics, as may be amended from time to time pursuant to all applicable rules and regulations (the “Code of Ethics”), applies to all employees (including trainees, VIE and any person working under an open-ended or fixed-term employment contract with Candriam), officers and directors of Candriam (hereafter, the “Staff Members”). Adherence to this Code of Ethics is a fundamental and absolute condition of service with Candriam.

Candriam will provide a copy of this Code of Ethics, including any subsequent amendments to this Code of Ethics, to all Staff Members promptly after the effective date of this Code of Ethics, or, for individuals who join Candriam after the effective date of this Code, at or promptly after the time such individuals become Staff Members.

Violations of this Code of Ethics may result in the imposition of sanctions, including suspension or dismissal from Candriam’s employment, as set out in the works regulations applying to the relevant Staff Members.

2 DEFINITIONS

“Candriam” refers to any entity of Candriam Investors Group.

“Covered Account” refers to the type of bank accounts that have to be disclosed by Staff Members as defined under Exhibit 1.

“Covered Person” refers to Staff Members subject to Candriam’s supervision and who either:

(A)    have access to non-public information regarding:

o       any purchase or sale of securities on behalf of a portfolio (including separately managed account, investment funds) advised or sub-advised by Candriam or

o       the holdings of any portfolio (including separately managed account, investment funds) which Candriam serves as an adviser or sub-adviser or any such investment company whose adviser or principal underwriter controls, is controlled by, or is under common control with Candriam; and/or

(B) are involved in making securities recommendations to clients and/or portfolio (including separately managed account, investment funds), or who have access to such recommendations that are non-public.

Relatives: refers to Covered Person’s spouse, children or relatives who reside in the same household.

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3 STATEMENT OF GENERAL PRINCIPLES

(a)           Fiduciary Principles. Candriam is subject to fiduciary requirements under the laws of jurisdictions in which it offers and provides advisory services to clients.

For example, as a fiduciary as defined in the US Investment Advisers Act of 1940, Candriam owes an undivided duty of loyalty to its clients, and Candriam expects its Staff Members to adhere to this duty.

Additional requirements apply where Candriam is a fiduciary for separately managed accounts for U.S. employee benefit plan clients subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” and “ERISA plan clients”). ERISA contains strict regulatory requirements including a fiduciary duty of prudence, which requires that a fiduciary demonstrate and document the procedural prudence of its decision making. ERISA also imposes a duty of loyalty, which requires that fiduciaries act for the exclusive benefit of the ERISA plan client’s participants and beneficiaries. This policy should be read together with Candriam’s general ERISA Plan Compliance Policy. Candriam expects its Staff Members to adhere to these duties and the other duties imposed by ERISA.

It is Candriam’s policy that Staff Members subject to these requirements must conduct their PAD in securities so as to avoid not only actual conflicts of interest with Candriam’s clients, but also that they refrain from conduct which could give rise to the appearance of a conflict of interest that may compromise the trust our clients have placed in us. Similar duties arise under other sources of law in the European Union under MIFID and the AIFM Directive.

(b)           Compliance with Law. Candriam strictly complies with the laws applicable to its business in the jurisdictions in which it offers or provides advisory services to clients, including applicable federal and state laws concerning investments and securities. Staff Members are required to do so as well to the extent any such laws are applicable.

(c)           Purpose of these Rules. This Code of Ethics is designed to ensure, among other things, that the personal securities transactions of Candriam’s Staff Members are conducted in accordance with the following principles, and all other applicable policies and procedures (including Candriam’s ERISA Plan Compliance Policy):

(i)       a duty at all times to place the interests of Candriam’s clients first and foremost;

(ii)      the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual, potential or appearance of a conflict of interest or any abuse of a person’s position of trust and responsibility; and

(iii)     the requirement that Candriam Staff Members should not take inappropriate advantage of their positions with Candriam.

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(d)           Additional Prohibitions. In addition to the specific prohibitions on certain personal securities transactions as set forth herein, all Candriam Staff Members are prohibited from:

(i)       employing any device, scheme or artifice to defraud any client or prospective client (including, with respect to Candriam’s ERISA plan clients, acting for the exclusive benefit of the ERISA plan client);

(ii)      making to any client or prospective client any untrue statement of a material fact or omitting to state to such prospect or client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)     engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client;

(iv)     engaging in any manipulative practice with respect to any client or prospective client; and

(v)      revealing to any third party (except in the normal course of his or her duties on behalf of a client) any non-public information regarding securities transactions by any client or the consideration by any client or the Firm of any securities transactions; and

(vi)     causing any ERISA plan client to engage in any nonexempt prohibited transaction or any other transaction that would violate Candriam’s applicable fiduciary duties under ERISA, as described under Candriam’s ERISA Plan Compliance Policy.

(e)           Acknowledgement of receipt and Certification. Each Staff Member shall provide to the Chief Compliance Officer initially and not later than 10 days after his arrival a signed Acknowledgement of Receipt and Certification of Compliance with this Code of Ethics by any means accepted by Candriam including through any dedicated tool adopted by Candriam.

The templates for initial certification applicable to Staff Member under a short term employment contract (less than or equal to 12 months) with Candriam are available in Exhibit 3.

4 PROHIBITION ON INSIDER DEALING AND MARKET MANIPULATION

Candriam Staff Members are required to adhere strictly to all applicable laws and regulations concerning insider dealing and disclosure of material inside information. Violations of these laws and regulations may result in disciplinary action by Candriam, as well as penalties under law.

As a general rule, personal transactions undertaken by each Staff Member must not conflict with Candriam’s duties to its customers under the regulatory system nor contravene the market abuse rules or involve the misuse or improper disclosure of confidential information. Staff Members may not use confidential or proprietary information for personal investment purposes or for personal gain. The prohibition also extends to using another person to take such actions or disclosing information or opinions to another person which might lead them to undertake such business.

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The following rules are designed to protect Staff Members and Candriam, from any allegation of improper conduct arising from personal transactions.

Staff Members may not try to avoid the rules by undertaking their personal transactions through the names of other persons whether connected to him/her or not.

Therefore, if a Staff Member is precluded from entering into a transaction for his/her own account, he/she must not procure any other person to enter into such a personal transaction on his/her behalf.

5 AUTHORIZED PERSONAL ACCOUNT DEALINGS FOR ALL STAFF MEMBERS

Each Staff Member that is not a Covered Person is authorized to undertake the personal transactions listed in Exhibit 2.

For the avoidance of doubt, there is no restrictions for all Staff Members with respect to personal transactions:

-           effected in any Covered Account over which the Covered Person has no direct or indirect influence or control (a “ Personal account managed by a third party without intervention”). A Covered Person shall be deemed to have “no direct or indirect influence or control” over an account only if the following conditions are met: (i) investment discretion for such account has been delegated in writing to an independent fiduciary and such investment discretion is not shared with the Covered Person, or decisions for the account are made by a family member and not by the Covered Person, (ii) the Covered Person (and, where applicable, the family member) certifies in writing that he or she has not and will not discuss any potential investment decisions with such independent fiduciary or family member, and (iii) the Chief Compliance Officer has determined that the account satisfies the foregoing requirements. A Covered Person must submit an annual certification by e-mail to the Chief Compliance Officer with respect to such Accounts that the Covered Person does not discuss any investment decisions with the person making investment decisions; or

-           effected pursuant to an automatic investment plan.

6 AUTHORIZED PERSONAL ACCOUNT DEALINGS FOR COVERED PERSONS

The following rules applies to Covered Persons and their Relatives.

Covered Persons are not permitted to undertake personal transactions except with respect to the following transactions that must be reported to the Chief Compliance Officer as the case may be, in accordance with Section 8 and Exhibit 2 (i) exchange traded funds that hold at least 30 underlying securities, (ii) UCITS, SICAVS, OIECs, U.S. registered investment companies and similar funds offered to the public, whether or not organized in the EU, (iii) options on securities indices that have at least 30 constituent securities, (iv) large capitalization stocks, which are generally considered to have a market capitalization exceeding $10 billion, and (v) sovereign Bonds issued by an EU country.

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In addition, Covered Persons may be subject to a restricted security list (the “Restricted Security List”) maintains by the Chief Compliance Officer that includes securities where Candriam has, or is in a position to receive, material non-public information about a company as a result of a special relationship between Candriam or a Covered Person and Candriam. Covered Persons are not allowed to trade or invest in any securities listed on the Restricted Security List without the prior consent of the Chief Compliance Officer.

If any Covered Person already holds a security that is on the Restricted Security List and has not received consent from the Chief Compliance Officer, such Covered Person must continue to hold and may not execute any buy or sell orders for the relevant security until such security is removed from the Restricted Security list.

7 GENERAL REQUIREMENTS REGARDING PAD – CANDRIAM ALL STAFF MEMBERS

1.	Declaration of transactions

All Staff Members must declare all of their covered transactions as listed in Exhibit 2 in a dedicated tool no later than the business day after the transaction, or where the Staff Member enters into a transaction while absent from the office due, for example, to holidays or illness, without delay as soon as practicable thereafter and no later than the first day such Staff Member is back in the office.

The templates of declaration applicable to Staff Members under a short term employment contract (less than or equal to 12 months) with Candriam are available on Exhibit 4.

2.	Holdings disclosure

a) Initial Holding Reports

Within 10 days after the date on which they become Staff Member, each Staff Member shall submit by any means accepted by Candriam including through any dedicated tool adopted by Candriam:

(A) all Covered Accounts (as defined in Exhibit 1), and

(B) all Covered Holdings

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b) Annual Holdings Reports

Each year, no more than 30 days after the end of each calendar year, each Staff Member, must provide an annual report of their Holdings by any means accepted by Candriam including through any dedicated tool adopted by Candriam.

The templates of declaration applicable to Staff Members under a short term employment contract (less than or equal to 12 months) with Candriam are available on Exhibit 4.

3.	Holdings period

All Staff Members are prohibited from undertaking personal transactions for speculative purposes and must hold personal investments for a period longer than 30 days. Exceptions to this rule may be granted for compelling reasons.

4.	Broker statement

Each year, no more than 30 days after the end of each calendar year, all Staff Members must arrange for banks and broker-dealers holding their Covered Accounts to send duplicate account statements to the Chief Compliance Officer. The Chief Compliance Officer shall review these account statement to identify conflicts of interest or potential misconduct.

5.	Pre-clearance

Staff members may not acquire beneficial ownership of any security in an initial public offering or a limited private offering (including investments in limited partnerships and hedge funds) not made to the general public without first notifying Candriam’s Chief Compliance Officer and obtaining permission from Chief Compliance Officer for such transaction.

Requests for such permission are to be submitted with the Form attached as Exhibit 4. The decision of the Chief Compliance Officer is completely within his or her discretion.

6.	Annual Certification

Each year, no more than 30 days after the end of each calendar year, all Candriam Staff Members must provide a Certification of Compliance with this Code of Ethics by any means accepted by Candriam including through any dedicated tool adopted by Candriam.

The templates of annual certification applicable to Staff Member under a short term employment contract (less than or equal to 12 months) with Candriam are available in Exhibit 5.

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8 ADDITIONAL REQUIREMENTS REGARDING PAD – COVERED PERSONS

This section applies to Candriam Staff Members that are “Covered Persons” and their spouse or any children or relatives who share their home.

1.	Quarterly Certification

Each Covered Person, within 30 days of the end of each calendar quarter, must report their Holdings by any means accepted by Candriam including through any dedicated tool adopted by Candriam.

2.	Confirmation of personal transactions

All Covered Persons must provide a copy of the bank/ broker-dealers’s confirmation of their PAD or arrange for banks/broker-dealers holding their Covered Accounts to send duplicate confirmation of their PAD to the Chief Compliance Officer no later than the business day after the transaction, or where the Staff Member enters into a transaction while absent from the office due, for example, to holidays or illness, without delay as soon as practicable thereafter and no later than the first day such Staff Member is back in the office.

9 US REGISTERED REPRESENTATIVES

Staff Members that are Registered Representatives in the United States are also subject to additional reporting requirements and must report securities holdings to their member firm(s). Please refer to the broker-dealer’s policies and procedures for such disclosure requirements.

10 CANDRIAM’S BOARD OF DIRECTORS

Certain members of Candriam’s Board of Directors are either employed by Candriam’s affiliate New York Life Investment Management (“NYLIM”) or another New York Life entity (“NYL Associated Directors”) or are not employed by Candriam, New York Life, or any affiliate of Candriam or New York Life (an “Outside Director”). Candriam seeks to keep any NYL Associated Directors and Outside Directors informed of Candriam’s investment activities through reports and other information provided in connection with Board meetings and other Board events. Since NYL Associated Directors and Outside Directors do not work in the investment business of Candriam, it is Candriam’s policy not to communicate routinely with them concerning specific trading information or advice on specific issues (i.e., no information is given regarding investments for which current activity is being considered for clients).

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In light of this policy, such a Director need only obtain prior approval for a personal trade in a security if he or she knew or, in the ordinary course of his or her activities should have known, that during the 15-day period immediately before or after a transaction in that security, either a Candriam client purchased or sold that security or Candriam considered purchasing or selling that security on behalf of a client. If this occurs, then the Director would be required to submit a transaction report for the quarter in which the trade took place. That report may be submitted to Candriam under this policy, or in the case of a NYL Associated Director, to NYLIM under its Code of Ethics.

11 MISCELLANEOUS

(a)           The Chief Compliance Officer. The Chief Compliance Officer must request approvals or submit reports with respect to his/her personal securities transactions or other activities restricted by the Code of Ethics from a Deputy Global Head Compliance Officer.

(b)           Review Procedures. The US Chief Compliance Officer shall be charged with supervising compliance with this Code. In this supervisory role, the US Chief Compliance Officer shall, among other things, review at least quarterly the broker confirmations and holdings reports submitted with respect to Covered Person securities transactions for that quarter in order to (1) ensure that adequate records are being kept under Rule 204-2, as amended, and Rule 204A-1, as amended, of the Advisers Act and (2) determine if any Covered Person has failed to adhere to the preclearance procedures or trading restrictions under this Code.

(c)           Interpretation. The provisions of this Code of Ethics will be interpreted by the US Chief Compliance Officer. Questions of interpretation should be directed to the Local Compliance officer by e-mail (copy the US Chief Compliance Officer).

(d)           Reporting of Violations. All Staff Members, upon learning of any violation of these Rules, are expected to report the same promptly to the Chief Compliance Officer in writing. The Chief Compliance Officer shall note on any such report the date of its receipt. Nothing in this Code prevents personnel from making a report to the US Securities and Exchange Commission.

(e)           Sanctions. If advised of a violation of this Code of Ethics by any Staff Member, the Chief Compliance Officer or, in the case of the Chief Compliance Officer, the a Deputy Global Head Compliance Officer, may impose such sanctions as are deemed appropriate.

(f)            Records. Candriam will maintain and preserve the following records in the manner and to the extent set forth below, and shall be available for examination by representatives of the SEC and other regulators as applicable, which may include the U.S. Department of Labor:

(i)      a copy of this Code and any other rules or code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place, the first two years in Candriam’s office;

(ii)     a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs, the first two years in Candriam’s office;

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(iii)    a copy of each report made or notice or ackhowledgement received pursuant to this Code shall be preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in Candriam’s office;

(iv)    a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place, the first two years in Candriam’s office; and

(v)     record of any decision, and the reasons supporting the decision, to approve a transaction by an Covered Person in securities as provided under this Code shall be preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year in which the approval is granted, the first two years in Candriam’s office.

(vi)    a copy of each Staff Member’s annual acknowledgement of receipt of a copy of this Code of Ethics, including any amendments.

(g)            Confidentiality. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential in accordance with applicable law and regulations.

(h)            Investment Clubs. Covered Persons are prohibited from joining an Investment Club, which is defined as a group of people who pool their money to make investments and who collectively make investment decisions. Any questions as to whether an organization or partnership qualifies as an Investment Club should be directed to the Chief Compliance Officer.

12 U.S. EMPLOYEE BENEFIT PLANS AND ERISA

This policy should be read together with Candriam’s general ERISA Plan Compliance Policy. The ERISA Plan Compliance Policy which describes the comprehensive U.S. statutory scheme that governs the operation, administration and investment of plans. ERISA’s requirements include strict requirements relating to conflicts of interest and prohibited transactions. Any approval granted under this policy for an action that may relate to an ERISA plan client should take into account the requirements of ERISA.

In addition, certain U.S. employee benefit plans are not subject to ERISA, including governmental plans and church plans. These plans may instead be subject to other laws, such as state or local laws, which may be similar to or different from ERISA. The laws applicable to a U.S. governmental plan or church plans should be reviewed on a case-by-case basis. For example, the laws applicable to governmental plans, and even different governmental plans within the same city or state, can vary widely. Candriam will establish policies and procedures for instances when Candriam acts as an investment adviser or discretionary investment manager for plan clients not subject to ERISA.

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13 DATA PROTECTION

These Covered Accounts relate not only to Staff Member’s financial portfolios but also to the financial portfolios of their spouse, significant others and all persons referred to Exhibit 1.

Given that such disclosures contain “personal data”, i.e. data relating to an identified or identifiable individual, such as Staff Members or people identified in Exhibit 1, Candriam must comply with specific rules governing privacy and data protection.

Candriam Belgium (Avenue des Arts/Kunstlaan 58, 1000 Brussels), Candriam France (40 rue Washington – 75008 Paris) and Candriam Luxembourg (Serenity - Bloc B, 19-21 Route d’Arlon, L 8009 Strassen) are processing their respective Staff Members’ and/or Relations’ personal data for the purposes of this Code of Ethics covering the prevention of fraud, abuses, conflicts of interest, insider trading and any other misconducts as referred to in the Code of Ethics.

Such personal data may be transferred to other Candriam/New York Life entities for Compliance purposes as well as to competent authorities in the European Union and the United States when duly required by relevant laws or regulations.

Staff Members and their Relations are entitled to oppose on legitimate grounds to the collection and processing of personal data, access such personal data, rectify inaccuracies, requests its deletion by contacting their Local Compliance Officer.

Given that Candriam does not have any contact with such Relations, Candriam requests that Staff Members convey on its behalf the above information to them and relay to Candriam any request (including request for access/rectification of personal data) such Relations may have regarding the above data processing.

Candriam Luxembourg, Belgium, France will delete and purge such data within 5 years after the departure of Staff Member.

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EXHIBIT 1

COVERED ACCOUNTS

The Code of Ethics applies to all transactions in the following investment accounts:

(1)	accounts held for your benefit by you or other persons (including nominees, custodians, brokers, pledgees, partnerships, personal holding companies, trustees or other fiduciaries);

(2)	for Covered Persons, accounts held by (or for the benefit of) your spouse or any children or relatives who share your home;

(3)	accounts (other than Candriam’s client accounts) for which you have or share, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise:

(i)	voting power (which includes power to vote, or to direct the voting of, a security), or

(ii)	investment power (which includes the power to dispose, or to direct the disposition), of a security; or

(4)	accounts held by any other person to whose support you materially contribute or in which, by reason of any agreement or arrangement, you have or share benefits substantially equivalent to ownership, including, for example:

(i)	arrangements (which may be informal) under which you have agreed to share the profits from an investment,

(ii)	accounts maintained or administered by you for a relative (such as children or parents) who do not share your home, and

(iii)	accounts you oversee which involve any other person not described above in which you may have an interest that could affect your best judgment.

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EXHIBIT 2

List of authorized transactions for Candriam Staff Member including Covered Persons and their Relatives Description of reporting requirements

EXHIBIT 2A is for Covered persons only and their Relatives

EXHIBIT 2B is for Candriam Staff Members excluding Covered Persons and their Relatives

As a reminder, Covered Persons are not permitted to undertake personal transactions except with respect to the following transactions:

(i)	exchange traded funds that hold at least 30 underlying securities,

(ii)	UCITS, SICAVS, OIECs, U.S. registered investment companies and similar funds offered to the public, whether or not organized in the EU,

(iii)	options on securities indices that have at least 30 constituent securities,

(iv)	large capitalization stocks, which are generally considered to have a market capitalization exceeding $10 billion, and

(v)	sovereign Bonds issued by an EU country.

Definitions:

Candriam ETF: exchange traded funds that hold at least 30 underlying securities for which Candriam and its affiliates (including New York Life entities) act as Management Company or investment adviser, Investment manager or placement agent

Non-Candriam ETF: exchange traded funds that hold at least 30 underlying securities for which Candriam and its affiliates (including New York Life entities) do not act as Management Company or investment adviser, Investment manager or placement agent

Candriam Funds: UCITS, SICAVS, OIECs, U.S. registered investment companies and similar funds offered to the public, whether or not organized in the EU for which Candriam and its affiliates (including New York Life entities) act as Management Company or investment adviser, Investment manager or placement agent

Non-Candriam Funds: UCITS, SICAVS, OIECs, U.S. registered investment companies and similar funds offered to the public, whether or not organized in the EU for which Candriam and its affiliates (including New York Life entities) do not act as Management Company or investment adviser, Investment manager or placement agent

Index Options: options on securities indices that have at least 30 constituent securities,

Large capitalization stocks: stocks, which are generally considered to have a market capitalization exceeding $10 billion

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EXHIBIT 2A

Rules for Covered Persons and their Relatives (Y=Yes/N=No, NA= Non Applicable)
Financial Instruments	pre-clearance	declaration of transactions (Dedicated Tool or Template Exhibits in D+1)	holding period	disclosure of initial holdings	broker statement	confirmation of transaction
All PAD prohibited except :
Candriam ETF	N	Y	30 Days	Y	Y	Y
Non Candriam ETFs (including ETF Gold)	N	N	30 Days	Y(*)	Y(*)	N
Index Options	N	Y	30 Days	Y	Y	Y
Index Futures	N	Y	30 Days	Y	Y	Y
Candriam Funds	N	Y	30 days	Y	Y	Y
Non Candriam Funds	N	N	30 days	Y(*)	Y(*)	N
Large caps	N	Y	30 days	Y	Y	Y
Private placement and IPOs on large caps	Y	Y	30 days	Y	Y	Y
Sovereign bonds issued by an EU country	N	Y	30 days	Y	Y	Y
“Bons de caisse”	N	Y	30 days	Y	Y	Y
Other situations :
Personal account managed by a third party without intervention (including Assurance Vie funds and Branche 21)	Y + annual certification	N	N	N	N	N
Automatic investment plans (including PERP, PEE/PERCO Candriam)	N + declaration of allocation	N	N	N	N	N

(*) except bank confirmation that no operations (only non Candriam Funds) has been performed

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EXHIBIT 2B

Rules for Non-Covered Persons (excluding relatives) (Y=Yes/N=No, NA= Non-Applicable)
Financial Instruments	pre-clearance	declaration of transactions (Dedicated tool or Template Exhibit 6 in D+1)	holding period	disclosure of initial holdings	broker statement	confirmation of transaction
Allowed for PAD :
Stocks	N	Y	30 days	Y	Y	N
Derivatives (included options and futures)	N	Y	30 days	Y	Y	N
Candriam ETFs	N	Y	30 days	Y	Y	N
Non Candriam ETFs	N	N	30 days	Y (*)	Y (*)	N
Candriam funds	N	Y	30 days	Y	Y	N
Non Candriam Funds	N	N	30 days	Y (*)	Y (*)	N
Private placement and IPOs	Y	Y	30 days	Y	Y	N
All bonds	N	Y	30 days	Y	Y	N
“Bons de caisse”	N	Y	30 days	Y	Y	N
Other situations :
Personal account managed by a third party without intervention (including Assurance Vie funds and Branche 21)	Y + annual certification	N	N	N	N	N
Automatic investment plans plans (including PERP, PEE/PERCO Candriam)	N + declaration of allocation	N	N	N	N	N

(*) except bank confirmation that no operations (only non Candriam Funds) has been performed

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EXHIBIT 3

INITIAL CERTIFICATION OF COMPLIANCE

I acknowledge that I have received Code of Ethics and represent that:

(1)       I have received and read the entire Code of Ethics and I understand that they apply to me. I will comply with the Code of Ethics in all respects.

(2)       I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code of Ethics.

(3)       * I understand that my Covered Accounts include accounts held by (or for the benefit of) my spouse or any children or relatives who may share my home.

(4)       In accordance with the Code of Ethics, I have attached schedules fully disclosing all Covered Accounts (Exhibit 1) and all public and private securities and instruments directly or indirectly held by any Covered Account (Exhibit 2).

Signature

Print Name

Dated

(*) for “Covered Persons” only

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EXHIBIT 4

PERSONAL TRADING AUTHORIZATION

NAME

DATE

Symbol	Security	Nature of Trade (Buy/Sell)	Quantity	Executed Price	Broker

SIGNATURE

TRADE AUTHORIZATION
Chief Compliance Officer

By signing this form, the Staff Member affirms that he/she has read and understands Candriam’s Code of Ethics.

The above order is in compliance with Candriam’s policy governing personal securities transactions, insider trading and securities fraud.

In addition, the Staff Member hereby certifies that the above transactions are not based on any material non-public information, and that the Staff Member has taken appropriate steps to ascertain that the securities are not :

(a)   being bought or sold on behalf of any of Candriam’s clients,

(b)   the subject of a written buy or sell recommendation from the investment committee of Candriam or

(c)   actively being considered for sale or purchase on behalf of Candriam’s clients, even though no buy or sell order has been placed.

The above trades, once authorized, and provided that the Staff Member still wishes to execute such trades, must be executed by the close of business on the next business day.

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SCHEDULE A

LIST OF COVERED ACCOUNTS -

Name:

Following is a complete list of all my Covered Accounts:

Account Name	Account Number	Brokerage Firm

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SCHEDULE B

SECURITIES HOLDINGS IN COVERED ACCOUNTS

In accordance with the Code of Ethics, please provide a list of all securities held in Covered Accounts:

(1)	Name:

(2)	If different than (1), name of the person in whose name the account is held:

(3)	Broker at which Account is maintained:

(4)	Account Number:

(5)	Contact person at Broker and phone number:

(6)	For each Covered Account, attach the most recent account statement listing securities in that account. If not plainly indicated on the account statement, please make a notation as to which securities are private securities. If you own securities that are not listed in an attached account statement, list them below:

Name of Security	Quantity	Value	Custodian	Public/Private

1.

2.

3.

(Attach separate sheet if necessary)

I certify that the securities listed on this form and the attached statements (if any) constitute all of the securities in Covered Accounts.

Staff Member’s Signature
Print Name:
Date:

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EXHIBIT 5

ANNUAL CERTIFICATION OF COMPLIANCE

WITH THE CODE OF ETHICS

I hereby certify that I have received and read the entire Code of Ethics and I understand that it applies to me.

I certify that during the past year:

(1)       I have complied with the Code of Ethics in all respects.

(2)       In accordance with the Code of Ethics, I have fully disclosed and/or reported the securities holdings and securities transactions in my Covered Accounts.

Signature
Print Name:
Date:

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EXHIBIT 6

NB : This form is available on Candriam’s Compliance Intranet.

Report of PAD

Surname:

First name:

Entity:

Department:

Position:

In accordance with professional ethics rules, I hereby declare the following transaction:

Date of transaction:	Cancellation of order (X):

Purchase/Sale/Exercise:	Cancellation date:

Number of securities:

Type of security:

Name of security:	Security’s ISIN code:

Price limit:	Trading platform/market:

Date limit:	Transaction channel/Broker used:

Enacted for:

my own account (Y/N):

on behalf of a relative:

I hereby certify that this transaction was not done on the basis of privileged or confidential information pertaining to Candriam clients / funds, or their transactions and does not give rise to any conflict of interest.

I hereby pledge to provide to Compliance, on request, with any document relevant to this transaction.

Please sent this document to your Chief Compliance Officer by e-mail

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